File No. 333-178484

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM S-3/A
Pre-Effective Amendment No. 1 to
REGISTRATION STATEMENT
Under the Securities Act of 1933

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	33-0224120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
619-881-2800
(Name and address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Hosmer Royale Energy, Inc. 7676 Hazard Center Drive, Suite 1500 San Diego, California 92108 619-881-2800	Copies to: Lee Polson Strasburger & Price, LLP 600 Congress Avenue, Suite 1600 Austin, Texas 78701 512-499-3600
Name, address, including zip code, and telephone number, including area code, of agent for service

Approximate dates of commencement of proposed sale to public:  From time to time after this registration statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement  filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated finer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  [  ]                                                                                                Accelerated filer  [  ]
Non-accelerated filer  [  ]                                                                                                Smaller reporting company  [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3/A (File No. 333-178484) of Royale Energy, Inc., is being filed solely for the purpose of filing Exhibit 5.1, the issuer’s opinion of counsel, as well as a form of trust indenture and form of note referenced in the opinion. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I of the Registration Statement.

1

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.                                Exhibits

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Royale Energy, Inc., incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed August 14, 2009.

3.2	Bylaws of Royale Energy, Inc., incorporated by reference to Exhibit 3.2 of the Company's Form 10-K filed March 27, 2009.

4.1	Certificate of Determination of the Series AA Convertible Preferred Stock, incorporated by reference to Exhibit 4.2 of the Company's 10-SB Registration Statement.

4.2	Form of Trust Indenture, filed herewith.

4.3	Form of Note, filed herewith.

5.1	Opinion of Strasburger & Price, L.L.P., as to the validity of the shares being offered, filed herewith.

23.1	Consent of Padgett, Stratemann & Co., LLP, incorporated by reference to Exhibit 23.1 of the Company’s Registration Statement on Form S-3 filed December 14, 2011.

23.2	Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1, filed herewith).

23.3	Consent of Netherland, Sewell & Associates, Inc. , incorporated by reference to Exhibit 23.3 of the Company’s Registration Statement on Form S-3 filed December 14, 2011.

23.4	Consent of Source Energy, LLC, incorporated by reference to Exhibit 23.4 of the Company’s Registration Statement on Form S-3 filed December 14, 2011.

24.1	Power of Attorney, incorporated by reference to the Company’s Registration Statement on Form S-3 filed December 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Royale Energy, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on January 23, 2012.

ROYALE ENERGY, INC.

/s/ Donald H. Hosmer
Donald H. Hosmer, Co-President and Co-Chief Executive Officer

/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer

II-1

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Date: January 23, 2012	/s/ Harry E. Hosmer*
Harry E. Hosmer, Chairman of the Board

Date: January 23, 2012	/s/ Donald H. Hosmer
Donald H. Hosmer, Co-President, Co-Chief Executive Officer and Director (Principal Executive Officer)

Date: January 23, 2012	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

Date: January 23, 2012	/s Gary Grinsfelder*
Gary Grinsfelder, Director

Date: January 23, 2012	/s/ Tony Hall*
Tony Hall, Director

Date: January 23, 2012	/s/ Oscar A. Hildebrandt*
Oscar A. Hildebrandt, Director

Date: January 23, 2012	/s/ George M. Watters*
George M. Watters, Director
*           By Donald H. Hosmer, Attorney-in-Fact.

II-2